Exhibit 99.2


           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CONSUMERS WATER COMPANY
                                THREE CANAL PLAZA
                              PORTLAND, MAINE 04101

     The undersigned, hereby revoking any proxy heretofore given, hereby appoints John E. Palmer, Jr., John E. Menario and Peter L. Haynes, and each of them severally, proxies of the undersigned, with full power of substitution, to vote as indicated below all of the shares of common stock and shares of Cumulative Preferred Stock, Series A, of Consumers Water Company ("Consumers") which the undersigned would be entitled to vote if personally present, at the Special Meeting of Shareholders to be held on November 16, 1998 and at any adjournment or postponement thereof.


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1


1. Approval of the Amended and Restated Agreement and Plan of Merger, dated as of August 5, 1998, by and among Philadelphia Suburban Corporation ("PSC"), Consumers Acquisition Company ("Acquisition") and Consumers, providing for the merger of Consumers with and into Acquisition, a wholly-owned subsidiary of PSC.

     |_|          FOR
     |_|          AGAINST
     |_|          ABSTAIN


DISCRETIONARY AUTHORITY IS HEREBY CONFERRED UPON THE PROXY HOLDERS WITH RESPECT TO SUCH OTHER MATTERS AS MAY LEGALLY COME BEFORE THIS MEETING. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1.

Dated:
       -----------------------

                                                 -------------------------------
                                                 Signature

                                                 -------------------------------
                                                 Signature if held jointly

                                                 Please sign exactly as name
                                                 appears to the left. When
                                                 shares are held by joint
                                                 tenants, both should sign. When
                                                 signing as attorney, executor,
                                                 administrator, trustee or
                                                 guardian, please give full
                                                 title as such. If a
                                                 corporation, please sign in
                                                 full corporate name by
                                                 President or other authorized
                                                 officer. If a partnership,
                                                 please sign in partnership name
                                                 by authorized person.



           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                          USING THE ENCLOSED ENVELOPE.